Exhibit 10.24

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                              ACQUISITION AGREEMENT
                (Paramount International Telecommunications Inc.)

         THIS AGREEMENT (the "Agreement") is made this 26th day of February, 1999, by between Carnegie International Corporation, a Colorado corporation (the "Buyer") and Michael Eberle, David Moody, David Paton and Kay Eberle (sometimes referred to collectively as the "Sellers" and each individually a "Seller").

                                    RECITALS

         I. Sellers own all of the issued and outstanding shares (the "Shares") of capital stock of Paramount International Telecommunications Inc., a Nevada corporation (the "Company").

         II. Sellers and the Company believe that it will be in the best interests of the Sellers and the Company to sell all the Shares to the Buyer; and

         III. Sellers and the Company desire to sell, and the Buyer desires to purchase, all of the Shares, as hereinafter set forth.

         IV.  Capitalized  terms  used  herein  have the  meanings  set forth in
Section 12.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

A.       PURCHASE OF SHARES

         On the terms and subject to the conditions set forth in this Agreement, the Sellers hereby agree to sell, transfer and assign to the Buyer and the Buyer hereby agrees to purchase from the Sellers, on the Closing Date (as defined in Section 2 hereof), all of the Shares. The Shares shall be conveyed free and clear of all Encumbrances.

B.       CONSIDERATION; CLOSING

         1.       CONSIDERATION

                  The sole consideration for the Shares shall be paid in shares of common stock of Buyer, payable to Sellers in proportion to the Shares owned by each, except for the additional transferees as noted on Exhibit 2.1 attached hereto and incorporated herein by reference.

                  The consideration shall be Six Million Nine Hundred Fifty Thousand (6,950,000) shares of common stock, without par value (the "Common
Stock"). The Common Stock shall be "restricted securities" as defined in Securities and Exchange Commission Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The certificates representing the shares of Common Stock shall contain the following restrictive legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES


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         LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR  PARTICIPATION  HEREIN
         MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE PROVISIONS OF THAT ACT AND THE STATE SECURITIES LAWS OR UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  2.       CLOSING

                  The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Buyer at Carnegie International Corporation, Executive Plaza 3, Suite 1001, 11350 McCormick Road, Hunt Valley, Maryland 21031 at 12:00 noon. (local time) on February 26, 1999, or at such other time and place as the parties may agree (the "Closing Date"). Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.6 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

                  3.       CLOSING OBLIGATIONS

                  At the Closing:

                           a.       Sellers will deliver to Buyer:

                                    (1)  certificates  representing  the Shares,
duly endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to Buyer;

                                    (2) all of the documents,  certificates  and
instruments required to be delivered, or caused to be delivered by such Seller pursuant to Section 7.4 hereof;

                                    (3) All records,  documents and files of the
Company, including without limitation, all minute books, stock records and internal account records.

                           b.       Buyer will deliver to Sellers:

                                    (1)  certificates  representing  the  Common
Stock duly executed by Buyer;

                                    (2) all of the documents,  certificates  and
instruments required to be delivered, or caused to be delivered by Buyer pursuant to Section 8.4 hereof.

C.       REPRESENTATIONS AND WARRANTIES OF SELLERS

         Sellers represent and warrant to Buyer as follows:

         1.       ORGANIZATION AND GOOD STANDING; SUBSIDIARIES


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                  a. Schedule 3.1 contains a complete and accurate list for each of the  Company,  the  Subsidiary  (as  defined in Section  3.1(c))  and PMT (as
defined  in  Section   3.1(d))  of  its  name,  its  state  or  jurisdiction  of
incorporation, other jurisdictions in which it is authorized to do business, and its capitalization. Each of the Company and the Subsidiary is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Contracts. Each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction (including Canada and its Provinces and Mexico) in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  b. Sellers have delivered to Buyer true and complete copies of the charter and bylaws or other governing instruments (collective,
"Organizational Documents") of the Company and the Subsidiary as presently in effect, and neither the Company nor the Subsidiary is in default in the performance, observation or fulfillment of its Organizational Documents.

                  c. Call Data Clearing, Inc., a California corporation, is the Company's sole operating subsidiary (the "Subsidiary"). The Company currently owns 85% of the shares of outstanding capital stock of the Subsidiary, and the Sellers shall utilize their best efforts to effectuate the Company's acquisition of the remaining 15% of the shares of outstanding capital stock of the Subsidiary within one hundred twenty (120) days from the date of Closing, resulting in the Company having a 100% ownership interest in the outstanding capital stock of the Subsidiary (the Company and the Subsidiary are sometimes referred to jointly as the "Acquired Companies" and each individually an "Acquired Company").

                           (1) Sellers  hereby agree to indemnify and hold Buyer
harmless from any and all fees and expenses relating to said acquisition and any and all claims arising, directly or indirectly, from the Company's acquisition of the remaining fifteen percent (15%) of the Subsidiary, including the payment of reasonable attorneys fees and expenses incurred by Buyer in defending any such claim, including but not limited to, any claim from any former stockholders, vendors or creditors of the Subsidiary, or in prosecuting any such claim to enforce its rights herein. This provision shall survive Closing. Buyer hereby agrees that in the event of any such claim requiring indemnification, Sellers shall have the right to provide counsel of Sellers' choosing, subject to Buyer's approval, which shall not be unreasonably withheld.

                           (2) The Parties  hereby agree that the Parties  shall
establish an escrow with Gershberg & Associates, LLC serving as escrow agent, into which Sellers shall deposit Nine Hundred Twenty-Six Thousand Two Hundred (926,200) shares of the Common Stock, (the "Escrow") which shall be released to Sellers in proportion to their ownership of the Shares of the Company upon the submission to Buyer of such documentation as shall reasonably reflect that the Company has acquired said remaining 15% of the Subsidiary.

                           (3)  The  Parties  hereby  agree  to use  their  best
efforts in maintaining as confidential the existence of the escrow established herein, subject to any reporting requirements or obligations the Buyer may have by virtue of its reporting, public company status.


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                  d.  Sellers  own  all  of the  outstanding  capital  stock  of
Paramount   Marketing  &   Telecommunications,   Inc.   ("PMT"),   a  California
corporation. Sellers have caused PMT to cease all operations. PMT has no assets and conducts no business. All of PMT's assets and business have been acquired by the Company. The Company has no liabilities of any nature whatsoever which were attributable to PMT.

         2.       AUTHORITY; NO CONFLICT

                  a. This Agreement  constitutes the legal,  valid,  and binding obligation of Sellers, enforceable against Sellers in accordance with their terms. Upon the execution and delivery by Sellers of all of the documents required to be delivered in Section 7.4 herein (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

                  b. Except as set forth in Schedule 3.2, the execution, delivery, and performance of this Agreement and of the Exhibits hereto and the consummation of the transactions contemplated hereby and thereby will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under, any Legal Requirement. Except as set forth in Schedule 3.2, the execution, delivery, and performance of this Agreement and the Exhibits hereto and the consummation of the transactions contemplated hereby and thereby will not conflict with, require any consent or approval under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of either Acquired Company's obligations under, or result in the creation of any Encumbrance upon, any of either Acquired Company's properties, assets, or businesses pursuant to (i) the Organizational Documents of the Acquired Companies or any resolution adopted by the board of directors or the stockholders of either Acquired Company; (ii) any indentures, mortgage, deed of trust, license, permit, franchise, lease, permit, franchise, lease, Contract, or other instrument or agreement to which either Acquired Company is a party, or
(iii) any Order by which either Acquired Company or any of its assets or properties is bound.

         Except as set forth in Schedule 4.2 attached hereto and made a part hereof, Sellers are not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated under this Agreement.

                  c. Sellers are acquiring the Common Stock for investment purposes, for their own account and not with a view to their distribution with the meaning of Section 2(11) of the Securities Act. Each Seller is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

         3.       CAPITALIZATION

                  a. The authorized equity securities of the Company consist of 25,000 shares of common stock, no par value, of which 2,000 shares are issued and outstanding and constitute

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the  Shares.  Sellers  are and  will  be on the  Closing  Date  the  record  and beneficial owners and holders of all the Shares, free and clear of all Encumbrances. The names of the Sellers and the number of Shares owned by each of them is set forth in Schedule 3.3(a) attached hereto and made a part hereof. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of either Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of either Acquired Company. None of the outstanding equity securities or other securities of each Acquired Company was issued in violation of the Securities Act or any other legal requirement. Except for the Subsidiary, the Company does not own, or have any Contract to acquire, any debt or equity investment or interest, direct or indirect, in any corporation, association, partnership, joint venture or other entity. Delivery of the Shares by the Sellers at the Closing pursuant to Section 2 of this Agreement will transfer to the Buyer the legal and valid title to 100% of the issued and outstanding capital stock of the Company, free and clear of all Encumbrances.

                  b. Except as set forth in Schedule 3.3(b) attached hereto and made a part hereof, neither Acquired Company has any outstanding or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating it to issue shares of its capital stock or securities convertible into or evidencing the right to purchase shares of its capital stock. Except as set forth in
Schedule 3.3(b) hereto attached hereto and made a part hereof, the number of shares issuable upon exercise or conversion of the options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, and understandings set forth in Schedule 3.3(b) hereto is not subject to adjustment by reason of the issuance of any of the Shares pursuant to this Agreement, the conversion of any convertible securities outstanding on the date hereof or to be outstanding immediately after the Closing Date, or the exercise of any warrants or options outstanding on the date hereof or to be outstanding immediately after the Closing Date. Neither Sellers nor either Acquired Company is a part to any Contract, or bound by any certificate or incorporation or by-law provision, which creates any rights in any person or entity with respect to shares of each Acquired Company's capital stock, or which relates to the voting, sale, or transfer of any shares of each Acquired Company's capital stock.

         4.       FINANCIAL STATEMENTS

                  Sellers have delivered to Buyer: (a) Audited consolidated balance sheets of the Company, the Subsidiary and PMT as at December 31, 1996, 1997 and 1998 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of operations, statements of stockholders' deficiency, and cash flow for the fiscal year then ended, together with the report thereon of Merdinger, Pruchter, Rosen & Corso, P.C., independent certified public accountants, and (b) an unaudited consolidated balance sheet of the Acquired Companies as at September 30, 1998 (the "Interim Balance Sheet") and the related unaudited consolidated statements of operations, statements of stockholders' deficiency, and cash flow for the nine months then ended, including in each case the notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually

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or in the aggregate,  be materially adverse);  the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

         5.       BOOKS AND RECORDS

                  The books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (regardless of whether or not the Acquired Companies are subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

         6.       TITLE TO PROPERTIES; ENCUMBRANCES

                  a. Neither Acquired Company owns any real property. Schedule 3.6(a) attached hereto and made a part hereof, contains a complete and accurate list of all the Acquired Companies' interest in any leasehold property, together with all improvements and structures thereon (the "Leased Premises"). The Leased Premises are all of the real property used in the business of each Acquired Company. The Acquired Companies have good and marketable leasehold title to the Leased Premises, free of any Encumbrances. Sellers have delivered or made available to Buyer copies of the Acquired Companies' leases.

                  b. Schedule 3.6(b) attached hereto and made a part hereof, contains a complete and accurate list of all personal property, including but not limited to all equipment, machinery an fixtures, owned by Buyer or used by Buyer in the conduct of its business (the "Personal Property"), indicating whether it is owned or leased by Buyer. Buyer has good and marketable title to the Personal Property owned by it, free and clear of Encumbrances of any nature except (i) matters specified in Schedule 3.6(b) attached hereto and made a part hereof; (ii) materialmen's, mechanics', carriers', workmen's, warehousemen's, repairmen's or other like Encumbrances arising in the Ordinary Course of Business; and (iii) Encumbrances for current taxes not yet due.

         7.       CONDITION AND SUFFICIENCY OF ASSETS

                  The Leased Premises and equipment of the Acquired Companies are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Leased Premises or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Leased Premises and equipment of the Acquired Companies are sufficient for the continued conduct of

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the Acquired  Companies'  businesses after the Closing in substantially the same manner as conducted prior to the Closing.

         8.       ACCOUNTS RECEIVABLE

                  Schedule 3.8 attached hereto and made a part hereof, contains a complete and accurate list of all accounts receivable of the Acquired Companies as of December 3, 1998 (collectively, the "Accounts Receivables"), which list sets forth the aging of such Accounts Receivable. All Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible. Each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of any Accounts Receivable relating to the amount or validity of such Accounts Receivable.

         9.       INVENTORY

                  All inventory of the Acquired Companies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date, as the case may be. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Acquired Companies.

         10.      NO UNDISCLOSED LIABILITIES

                  Except as set forth in Schedule 3.10 attached hereto and made a part hereof, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         11.      TAXES

                  a. The Acquired Companies have filed or caused to be filed all United States Federal, state, local and foreign tax returns that are or were required to be filed by or with respect to it. Sellers have delivered to Buyer copies of, and Schedule 3.11 attached hereto and made a part hereof, contains a complete and accurate list of, all such tax returns filed since the year ended December 31, 1996. The Acquired Companies have paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Sellers or the Acquired Companies, except such taxes, if any, as are listed in Schedule 3.11 attached hereto and made a part hereof, and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

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                  b. Except as set forth in Schedule 3.11,  none of the Federal, state, local or foreign tax returns have been audited by any taxing authority, including, without limitation the Untied States Internal Revenue Service ("IRS") or relevant state tax authorities. Schedule 3.11 attached hereto and made a part hereof, contains a complete and accurate list of all audits of all such tax returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11, attached hereto and made a part hereof, are being contested in good faith by appropriate proceedings. Schedule 3.11 attached hereto and made a part hereof, describes all adjustments to the United States Federal income tax returns filed by either Acquired Company or any group of corporations including either Acquired Company for all taxable years since December 31, 1996, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.11 attached hereto and made a part hereof, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of either Acquired Company or for which the Company may be liable.

                  c. The charges, accruals, and reserves with respect to taxes on the books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for taxes. There exists no proposed tax assessment against any of the Acquired Companies except as disclosed in the Balance Sheet or in Schedule 3.11 attached hereto and made a part hereof. No consent to the application of Section 341(f)(2) of the Internal Revenue Code ("IRC") has been filed with respect to any property or assets held, acquired, or to be acquired by any of the Acquired Companies. All taxes that either Acquired Company is or was required by legal requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body.

                  d. All tax returns filed by (or that include on a consolidated basis) either Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by either Acquired Company after the date of this Agreement.

         12.      NO MATERIAL ADVERSE CHANGE

                  Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of either Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         13.      EMPLOYEE BENEFITS

                  Schedule 3.13 attached hereto and made a part hereof, is a complete and correct list of all stock option, stock purchase, stock appreciation right, bonus, incentive, deferred compensation, severance, profit sharing, vacation, retirement, health, life or disability insurance, employee benefit plan, program or arrangement (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA of each Acquired Company, true and correct copies of each of which were delivered to the Buyer prior to the date hereof. Neither Acquired Company maintains, and has no obligation or liability with respect to, any employee welfare benefit plan or any employee pension benefit plan, as such terms are defined in Sections 3(1) and 3(2), respectively, of ERISA. All reasonably anticipated obligations of the Acquired Companies,

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whether arising by operation of law, by Contract,  by past custom or practice or otherwise, for salaries, vacation and holiday pay, bonuses and other forms of compensation which were payable to its officers, directors or employees as of the date of the Balance Sheet or properly accruable as at such date have been paid as of the date hereof or adequate accruals have been made therefor in such Balance Sheet.

         14.      COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

                  a. Except as set forth in Schedule 3.14(a), attached hereto and made a part hereof;

                           (1) each Acquired  Company is, and at all times since
December 31, 1995 has been, in full compliance with any Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                           (2) no event has occurred or circumstance exists that
(with or without notice or lapse of time) (A) may constitute or result in a violation by either Acquired Company of, or a failure on the part of either Acquired Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of either Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (3) neither  Acquired  Company has  received,  at any
time since December 31, 1995, any notice or other communication (whether oral or written) from any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or
(B) any actual, alleged, possible, or potential obligation on the part of either Acquired Company to undertaken, or to bear all or any portion of the cost of, any remedial action of any nature.

                  b. Each Acquired Company has all Governmental Authorizations, including those in Canada and Mexico, that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted. Schedule 3.13(b) attached hereto and made a part hereof, contains a complete and accurate list of each Governmental Authorization that is held by either Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, either Acquired Company. Each Governmental
Authorization is in full force and effect and, to each Seller's and each Acquired Company's knowledge, no suspension or cancellation of any of them is threatened. The Governmental Authorizations listed in Schedule 3.14 attached hereto and made a part hereof, collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

         15.      LEGAL PROCEEDINGS; ORDERS

                  Except as set forth in Schedule 3.15 attached hereto and made a part hereof:

                  a. There is no (i) Order of any Governmental Body or arbitrator to which either of the Acquired Companies, or any of the assets owned or used by either Acquired

Company, is subject; (ii) Order to which any of the Sellers is subject that relates to the business of, or any of the assets owned or used by, either Acquired Company; or (iii) Proceeding pending that has been commenced by or against either Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, either Acquired Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement (the "contemplated Transactions");

                  b. To the knowledge of Sellers and the Acquired Companies, there is no (i) Order against or affecting any officer, director or employee of either Acquired Company relating to such Acquired Company or its business; (ii) Proceeding threatened against or affecting either Acquired Company or its properties, assets or business; (iii) Proceeding threatened against either Acquired Company's officers, directors or employees relating to such Acquired Company or its business or (iv) basis for the commencement of any Proceeding against either Acquired Company or any of such Acquired Company's officers, directors or employees or assets owned or used by either Acquired Company.

Sellers have delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15 attached hereto and made a part hereof. The Proceedings listed in Schedule 3.15 attached hereto and made a part hereof, will not have a material adverse effect on the business, operations, assets, condition, or prospects of either Acquired Company.

         16.      ABSENCE OF CERTAIN CHANGES AND EVENTS

                  Except as set forth in Schedule 3.16 attached hereto and made a part hereto, since the date of the Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

                  a. change in either Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  b.  amendment  to  the  Organizational   Documents  of  either
Acquired Company;

                  c. payment or increase by either Acquired Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  d. adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of either Acquired Company;

                  e. damage to or destruction or loss of any asset or property of either Acquired Company, whether or not covered in insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

                  f. entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to either Acquired Company of at least $5,000;

                  g. sale, lease, or other disposition of any asset or property of either Acquired Company or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of either Acquired Company, including the sale, lease, or other disposition of any of the Registered Rights and Proprietary Information (as defined in Section 3.22);

                  h. cancellation or waiver of any claims or rights with a value to either Acquired Company in excess of $5,000;

                  i. material change in the accounting methods used by either Acquired Company; or

                  j. agreement, whether oral or written, by either Acquired Company to do any of the foregoing.

         17.      CONTRACTS; NO DEFAULTS

                  a. Schedule 3.17 attached hereto and made a part hereof, contains a complete and accurate list, and Sellers have delivered to buyer true and complete copies, of:

                           (1)  each  Contract  that  involves   performance  of
services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $5,000;

                           (2) each Contract that  involves the  performance  of
services by either Acquired Company to the hospitality and hospital industries in the Ordinary Course of Business;

                           (3) each  Contract  that was not entered  into in the
Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $5,000;

                           (4)  each  lease,  rental  or  occupancy   agreement,
license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

                           (5) each Contract  containing  covenants  that in any
way purport to restrict the business activity of either Acquired Company or limit the freedom of either Acquired Company to engage in any line of business or to compete with any Person;

                           (6) each Contract providing for payments to or by any
Person based on sales, purchases, or profits, other than direct payments for goods;

                           (7)  each  power  of  attorney   that  is   currently
effective and outstanding;

                           (8) each  Contract  entered  into  other  than in the
Ordinary Course of Business that contains or provides for an express undertaking by either Acquired Company to be responsible for consequential damages;

                           (9) each Contract for capital  expenditures in excess
of $5,000;

                           (10) each written  warranty,  guaranty,  and or other
similar undertaking with respect to contractual performance extended by either Acquired Company other than in the Ordinary Course of Business; and

                           (11) each  amendment,  supplement,  and  modification
(whether oral or written) in respect of any of the foregoing.

                  Each Contract is in full force and effect, is valid and binding upon each of the parties thereto and enforceable in accordance with its terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction, no Seller has any reason to believe that there is or has been any actual or contemplated termination, cancellation or limitation of, or any modification or change in, any of the Contracts. There has not occurred any default or any event which, with the lapse of time or the election of any Person other than an Acquired Company, or any combination thereof, will become a default, by either Acquired Company or any other party under any of the Contracts. Each Acquired Company has the right to quiet enjoyment of the Leased Premises for the full term of the lease thereof. There are no Legal Requirements or Orders, existing or proposed, which adversely affect or might adversely affect either Acquired Company's rights under any of the Contracts.

         18.      INSURANCE

                  Schedule 3.18 attached hereto and made a part hereof, is a list of all insurance policies to which either Acquired Company is a party or that provide coverage to Sellers, either Acquired Company or any director or officer of an Acquired Company, setting forth the name of the insurer, a description of the policy, the amount of coverage, the amount of the premium and the expiration date of the policy. Sellers have delivered to Buyer true and complete copies of all policies of insurance to which either Acquired Company is a party or under which either Acquired Company, or any director of either Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement. Each insurance policy relating to the insurance referred to in this Section 3.18 is valid and enforceable; will continue in full force and effect following the consummation of the Contemplated Transactions; and does not provide for any retrospective premium adjustment or other experienced-based liability on the part of either Acquired Company. Neither Acquired Company has failed to give any notice or to present any claim under any insurance policy in a due and timely fashion, nor has it permitted a lapse in any of its insurance policies at any time. Schedule 3.18 attached hereto and made a part hereof, is a list and brief description of all claims filed or threatened to be filed by the insureds or third-parties under any insurance policies.

         19.      ENVIRONMENTAL MATTERS

                  Except as set forth in Schedule 3.19 attached hereto and made a part hereof, neither the conduct nor operation of either Acquired Company nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds an Encumbrance, violates or violated during the period of such ownership, lease or operation Environmental Laws and no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Neither Acquired Company has received any notice from any person or entity that either Acquired Company or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

         20.      EMPLOYEES

                  a. Schedule 3.20 attached hereto and made a part hereof, contains a complete and accurate list of the following information for each employee or director of the Acquired Companies: employer; name; job title; current compensation paid or payable and any change in compensation since his or her initial hire date; vacation accrued; and service credited for purposes of vesting and eligibility to participate under either Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, or any other employee benefit plan or any director plan.

                  b. No employee or director of either Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of either Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To Sellers' knowledge, no director, officer, or other key employee of either Acquired Company intends to terminate his employment with such Acquired Company.

         21.      LABOR RELATIONS;  COMPLIANCE

                  Neither Acquired Company is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is either Acquired Company the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act). Each Acquired

Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. Neither Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         22.      INTELLECTUAL PROPERTY

                  a. The term "Registered Rights" includes: all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or a right of one or more of the Acquired Companies with respect to the foregoing, both domestic and foreign, claimed by one or more of the Acquired Companies or used or proposed to be used by one or more of the Acquired Companies in the conduct of its business, whether registered or not. Schedule 3.22(a) attached hereto and made a part hereof contains a true and complete list of all Registered Rights. The Contemplated Transactions will not adversely affect the right, title and knowledge, the Registered Rights do not infringe on or conflict with the rights or intellectual property of any third party.

                  b. The term "Proprietary Information" includes: every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data, and other information. Except as described in Schedule 3.22(b) attached hereto and made a part hereof, one or more of the Acquired Companies own and have the unrestricted right to use the Registered Rights and Proprietary Information required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by one or more of the Acquired Companies, free and clear of any right, equity or claim of others. Each Acquired Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

                  c. Schedule 3.22(c) attached hereto and made a part hereof, contains a true and complete list and description of all licenses of or rights to Proprietary Information or Registered Rights granted to one or more of the Acquired Companies by others or to others by one or more of the Acquired Companies. Except as described in Schedule 3.22(c) attached hereto and made a part hereof, (i) neither Acquired Company has sold, transferred, assigned, licensed or subjected to any Encumbrance, any Registered Right or Proprietary Information or any interest therein, and (ii) neither Acquired Company is obligated or under any liability whatever to make payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

                  d. There is no claim or demand of any Person pertaining to, or any Proceeding that is pending, or to the Sellers' knowledge, threatened, which challenges the rights of one or more of the Acquired Companies in respect of any Registered Right or Proprietary Information.

         23.      CERTAIN PAYMENTS

                  Since December 31, 1995, neither Acquired Company or director, officer, agent, or employee of either Acquired Company, or to Sellers' knowledge any other Person associated with or acting for or on behalf of either Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services
(i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Acquired Company or any Affiliate (as such term is defined by Rule 12b-2 of the regulations promulgated pursuant to the Exchange Act) of an Acquired Company; or
(iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

         24.      DISCLOSURE

                  a. No representation or warranty of Sellers in this Agreement (including the Exhibits and Schedules hereto) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  b. No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                  c. There is no fact known to either Seller that has specific application to either Seller or either Acquired Company (other than general economic or industry conditions) and that materially adversely affects or, as far as any Seller can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Acquired Companies (on a consolidated basis) that has not been set forth in this Agreement.

         25.      RELATIONSHIPS WITH AFFILIATES

                  No Seller or any Affiliate of Sellers or of either Acquired Company has, or since the first day of the next to last completed fiscal year of the Acquired Companies has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Affiliate of Sellers or of either Acquired Company is, or since the first day of the next to last completed fiscal year of the Acquired Companies has owned (of record or as a beneficial owner) an equity interest of any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with either Acquired Company, other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with either Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.25 attached hereto and made a part hereof, no Seller or any Affiliate of Sellers or of either Acquired Company is a party to any Contract with, or has any claim or right against, either Acquired Company.

         26.      BROKERS OR FINDERS

                  With the exception of obligations assumed by the Company owed to Bristol Capital, LLC ("Bristol"), Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage of finders fees or agent's commissions or other similar payments in connection with this Agreement. As it relates to the Bristol obligation, the Company has committed eight percent (8%) of the stock consideration referenced in Section 2.1 herein to Bristol, or its designee, in consideration for services provided herein. Bristol is not entitled to any part of the value of the note or any of the proceeds being paid to Eberle Family Trust referenced in Section 6.4 below. Bristol's rights and obligations with respect to the stock consideration shall be consistent with those of the Sellers. Sellers hereby agree to indemnify and hold Buyer harmless from any claims resulting from Sellers' obligation to Bristol with the exception of a claim against Buyer for failure to issue securities to Bristol consistent with the terms hereof. Upon the issuance by Buyer of 560,000 Common Stock to Bristol or its designee, Buyer's obligation hereunder shall be satisfied and Sellers' obligation to indemnify Buyer hereunder shall be unqualified.

         27.      YEAR 2000

                  The Acquired Companies have exercised due care in assessing the Year 2000 compliance status of all material computer software and hardware used in the Ordinary Course of Business and in assessing the Year 2000 compliance status of their customers and counterparties. Each Acquired Company has taken reasonable steps necessary for its software and hardware used in the business of such Acquired Company to be Year 2000 compliant on or before the end of 1999 and the Company does not expect the future cost of addressing such issues to be material.

         28.      INVESTMENT INTENT

                  Sellers are acquiring the consideration securities reflected herein for investment purposes only, for their own account and not with a view to the distribution of those securities within the meaning of Section 2(11) of the Securities Act.

D.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Sellers as follows:

         1.       ORGANIZATION AND GOOD STANDING

                  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado.

         2.       AUTHORITY; NO CONFLICT

                  a. This Agreement and the Escrow Agreement constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their terms. Upon the execution and delivery by Buyer of all of the documents required to be delivered in Section 8.4 herein (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

                  b. Except as set forth in  Schedule  4.2  attached  hereto and made a part hereof, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (1)   any   provision   of   Buyer's   Organizational
Documents;

                           (2) any resolution  adopted by the board of directors
or the stockholders of Buyer;

                           (3) any Legal Requirement or Order to which Buyer may
be subject; or

                           (4) any  Contract  to  which  Buyer  is a party or by
which Buyer may be bound.

                  Except as set forth in Schedule 4.2 attached hereto and made a part hereof, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.       INVESTMENT INTENT

                  Buyer is acquiring the Shares for investment purposes only, for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         4.       CERTAIN PROCEEDINGS

                  There is no pending Proceeding that has been commenced against
Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's knowledge, no such Proceeding has been threatened.

         5.       BROKERS OR FINDERS

                  Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through buyer as a result of the action of Buyer or its officers or agents.

E.       COVENANTS OF SELLERS

         1.       ACCESS AND INVESTIGATION

                  Sellers shall cause each Acquired Company and any Representatives to (a) afford Buyer and its Representatives and prospective lenders and their Representatives full and free access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer with such additional financial, operating, and other data and information as Buyer may reasonably request.

         2.       OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

                  Sellers shall cause each Acquired Company to:

                  a. conduct the business of such Acquired Company only in the Ordinary Course of Business;

                  b. use their best efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

                  c. confer with Buyer concerning operational matters of a material nature; and

                  d. otherwise report periodically to Buyer concerning the status of the business, operations, and finances of such Acquired Company.

         3.       NEGATIVE COVENANT

                  Except as otherwise expressly permitted by this Agreement, Sellers shall not cause each Acquired Company to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

         4.       REQUIRED APPROVALS

                  As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Sellers shall cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and
(b) cooperate with Buyer in obtaining all consents identified in Schedule 4.2 attached hereto and made a part hereof.

         5.       NOTIFICATION

                  Each Seller shall promptly notify Buyer in writing if such Seller or either Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller or either Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Buyer a supplement to the Schedules specifying such change. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         6.       PAYMENT OF INDEBTEDNESS BY AFFILIATES

                  Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by any Seller or any Affiliate of any Seller to be paid in full prior to Closing.

         7.       NO NEGOTIATION

                  Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of either Acquired Company, or any of the capital stock of either Acquired Company, or any merger, consolidation, business combination, or similar transaction involving either Acquired Company.

         8.       BEST EFFORTS

                  Sellers shall use their best efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         9.       OWNERSHIP OF SUBSIDIARY

                  As of the Closing Date, the Company shall own 85% of the outstanding capital stock of the Subsidiary. The Company shall acquire the remaining 15% of the outstanding capital stock of the Subsidiary which is not owned by the Company in accordance with Section 3.1(c) hereof and in accordance with the provisions of the Stock Purchase Agreement between the Company and the Majority Shareholders of the Subsidiary, dated as of August 14, 1998.

         10.      NO BUSINESS TRANSACTED BY PMT

                  Sellers shall not cause PMT to transact any business or exist as an operating entity.

         11.      BOARD OF DIRECTOR SEATS

                  Sellers shall cause the Company to select E. David Gable and Lowell Farkas to the Board of Directors of the Company.

F.       COVENANTS OF BUYER

         1.       APPROVALS OF GOVERNMENTAL BODIES

                  As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Affiliates to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Affiliate to, (i) cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in Schedule 3.2 attached hereto and made a part hereof; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         2.       BEST EFFORTS

                  Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         3.       BOARD OF DIRECTOR SEATS

                  Buyer shall facilitate the nomination of Michael Eberle to the Board of Directors of Buyer as soon as practicable. Buyer shall further use its best efforts to facilitate the expansion of the Buyer's Board to accommodate an additional position which may be filled as the designation of Sellers.

         4.       EBERLE FAMILY TRUST

                  The Company is indebted to the Eberle Family Trust (the "Trust") in the amount of One Million Two Hundred Forty-four Thousand Seven Hundred Seventy-four Dollars and

Forty-eight Cents ($1,244,774.48) (the "Eberle Debt") and such Eberle Debt is currently due and payable. To the extent the Debt and the accrued interest thereon have not been paid in full at the end of ninety (90) days from the date of Closing, the Company shall pay the entire remaining principal balance due plus any accrued interest. Buyer will guaranty the Company's payment.

         5.       OPERATION OF COMPANY

                  The Buyer hereby agrees that it shall maintain the Company as a wholly owned subsidiary and for a period of two (2) years will not sell, transfer or encumber the Shares of the Company without the prior written consent of Sellers. Buyer further acknowledges that the Company shall maintain its current management, consistent with the Employment Agreements referred to in
Section 7.4 hereof provided the Company reasonably performs in accordance with its projections which projections shall be agreed upon by the Company and Buyer and are attached hereto and incorporated herein as Exhibit 6.5. The Buyer hereby acknowledges that is has no intention of changing the management of the Company, dismantling the Company or selling off its assets.

                  a. For purposes herein the projections  referred to as Exhibit
6.5 (hereinafter referred to as the "Projections") shall be reviewed and compared with the actual financial statements of the Company prepared by the Company not less often than on a quarterly basis. In the event the actual statements reflect the performance of the Company to be less than ten percent (10%) of Projections, Buyer shall have the absolute discretion to make changes in management.

G.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

         Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

         1.       ACCURACY OF REPRESENTATIONS

                  All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Schedules.

         2.       SELLERS' PERFORMANCE

                  a. All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  b. Each document required to be delivered  pursuant to Section
2.7 must have been delivered, and each of the other covenants and obligations in
Section 5.4 and 5.8 must have been performed and complied with in all respects.

         3.       CONSENTS

                  Each of the Consents identified in Schedule 3.2 attached hereto and made a part hereof, and each Consent identified in Schedule 4.2 attached hereto and made a part hereof, must have been obtained and must be in full force and effect.

         4.       ADDITIONAL DOCUMENTS

                  Each of the following  documents  must have been  delivered to
Buyer:

                  a. an opinion of Perkins and Miltner, dated the Closing Date, in the form of Exhibit 7.4(a);

                  b. employment agreements in the form of Exhibit 7.4(b), executed by Sellers (collectively, "Employment Agreements");

                  c. certificate executed by each Seller and the Company representing and warranting to Buyer that each of Sellers' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Schedules that were delivered by Sellers to Buyer prior to the Closing Date in accordance with
Section 5.5);

                  d. a good standing certificate for each Acquired Company from the jurisdiction of its incorporation and from every jurisdiction in which it is required to qualify to do business as a foreign corporation dated not earlier than 10 days prior to Closing;

                  e. all notes and other instruments evidencing or securing the Eberle Debt;

                  f. certified copies of resolutions of the Company's Board of Directors appointing E. David Gable and Lowell Farkas by Buyer to the Board of Directors of the Company; and

                  g. such other documents as Buyer may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by either Seller of, or the compliance by either Seller with, any covenant or obligation required to be performed or complied with by such Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transaction hereby.

         5.       NO PROCEEDINGS

                  Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         6.       NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

                  There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired
Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.       NO PROHIBITION

                  Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

H.       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         1.       ACCURACY OF REPRESENTATIONS

                  All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         2.       BUYER'S PERFORMANCE

                  a. All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  b. Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.7 and must have made the cash payments required to be made by Buyer pursuant to Sections 2.2 and 2.7(b)(i).

         3.       CONSENTS

                  Each of the Consents identified in Schedule 3.2 must have been obtained and must be in full force and effect.

         4.       ADDITIONAL DOCUMENTS

                  Buyer must have caused the following documents to be delivered to Sellers:

                  a. an opinion of Gershberg & Associates, LLC dated the Closing Date, in the form of Exhibit 8.4(a);

                  b. the Employment Agreements, executed by Buyer;

                  c. a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date;

                  d. a good standing certificate for Buyer from the State of Colorado or the State of Maryland as the jurisdiction in which it is required to qualify to do business as a foreign corporation;

                  e. certified copies of resolutions of Buyer's Board of Directors appointing Michael Eberle to the Board of Directors of Buyer; and

                  f. such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (iv) evidencing the satisfaction of any condition referred to in this
Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         5.       NO INJUNCTION

                  There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adapted or issued, or has otherwise become effective, since the date of this Agreement.

I.       TERMINATION

         1.       TERMINATION EVENTS

                  This Agreement may, by notice given prior to at the Closing, be terminated:

                  a. by either Buyer or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such branch has not been waived;

                  b. (1) by Buyer if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  c.       by mutual consent of Buyer and Sellers; or

         2.       EFFECT OF TERMINATION

                  Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

J.       INDEMNIFICATION; REMEDIES

         1.       SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                  KNOWLEDGE

                  All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules, the certificates delivered pursuant to Section 7.4(c) and 8.4(c), and any other certificate or document delivered pursuant to this Agreement will survive the Closing and the consummation of the Contemplated Transactions hereby (and any examination or investigation by or on behalf of any party hereto) until the expiration of any applicable statute of limitations. A claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         2.       INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

                  Sellers, jointly and severally, will indemnify and hold harmless Buyer for, and will pay to Buyer the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  a. any breach of any representation or warranty made by Sellers in this Agreement (without giving effect to any supplement to the Schedules), the Schedules, the supplements to the Schedules, or any other certificate or document delivered by Sellers pursuant to this Agreement;

                  b. any breach of any representation or warranty made by Sellers in this Agreement as if such representation or warranty were made on and as of the Closing Date without giving effect to any supplement to the Schedules, other than any such Breach that is disclosed in a supplement to the Schedules and is expressly identified in the certificate delivered pursuant to Section 7.4(c) as having caused the condition specified in Section 7.1 not to be satisfied; and

                  c. any breach by any Seller of any covenant or obligation of such Seller in this Agreement.

         The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to Buyer.

         3.       INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

                  Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by Buyer in this Agreement or in any certificate delivered by Buyer pursuant to this Agreement, or (b) any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

         4.       PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

                  a.  Promptly  after  receipt  by an  indemnified  party  under
Section 10.2 or 10.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencing of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  b. If any Proceeding referred to in Section 10.4(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding,
(i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party; and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  c. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  d. Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         5.       PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

                  A claim for  indemnification  for any matter not  involving  a
third-party   claim  may  be   asserted   by  notice  to  the  party  from  whom
indemnification is sought.

         6.       DAMAGE CAP - NON-FRAUD CLAIMS

                  Notwithstanding anything to the contrary herein, the Parties hereby agree that the Sellers' liability for damages arising out of a breach of any representation or warranty set forth in this Agreement, which does not amount to fraud, deceit or any intentional tort shall not exceed ten percent (10%) of the Common Stock for any event which constitutes a breach of a representation, warranty, covenant or other term of this Agreement. There shall be no limitation however on any claim for damages as a result of fraud, deceit, intentional misrepresentation or other intentional acts.

K.       GENERAL PROVISIONS

         1.       EXPENSES

                  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will cause the Acquired Companies not to incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         2.       PUBLIC ANNOUNCEMENTS

                  Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

         3.       CONFIDENTIALITY

                  Subject to the provisions of Section 11.2, between the date of this Agreement and the Closing Date, Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or any Acquired Company, any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

                  If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, Sellers waive, and will upon Buyer's request cause the Acquired Companies to waive, any cause of action, right, or claim arising out of the access of Buyer or its Representatives to any trade secrets or other confidential information of the Acquired Companies except for the intentional competitive misuse by Buyer of such trade secrets or confidential information.

         4.       NOTICES

                  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

            Sellers:          c/o Paramount International Telecommunications,
                               Inc.
                              2540 Fortune Way
                              Vista, California  92803
                              Attn:  Michael Eberle
                              Facsimile No.:  (760) 599-1930

            with a copy to:

                              William L. Miltner, Esquire
                              Perkins & Miltner
                              Suite 2800
                              750 B Street
                              San Diego, CA  92101
                              Facsimile No.:  619-615-5334

            Buyer:            Carnegie International Corporation
                              Executive Plaza 3, Ste. 1001
                              11350 McCormick Road
                              Hunt Valley, Maryland  21031
                              Attn:  Lowell Farkas, President
                              Facsimile No.:  (410) 785-7412

            with a copy to:

                              Richard L. Gershberg, Esquire
                              Gershberg & Associates, LLC
                              11419 Cronridge Drive, Suite 7
                              Owings Mills, Maryland  21117
                              Facsimile No.:  (410) 654-3880

         5.       JURISDICTION; SERVICE OF PROCESS

                  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Maryland, County of Baltimore, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Maryland (Northern Division), and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

         6.       FURTHER ASSURANCES

                  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         7.       WAIVER

                  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         8.       ENTIRE AGREEMENT AND MODIFICATION

                  This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated December 15,1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         9.       ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

                  Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

                  a. Notwithstanding anything to the contrary herein each of the Sellers shall have the right to assign a portion of the consideration received or to be received in accordance with the terms of this Agreement to such member or members of that Seller's family including spouses, children, grandchildren, spouses of children or grandchildren, nieces or nephews or such entity provided such assignment or transfer is performed to facilitate appropriate gift, estate and/or income tax planning goals and not contrary to Seller's statement of investment intent as warranted in section 3.28 of this Agreement. Each of the Sellers shall also have the right to assign a portion of said consideration to not more than five (5) non-related persons or entities with Buyer's prior written consent, which shall not be unreasonably withheld.

         10.  SEVERABILITY

                  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         11.  SECTION HEADINGS, CONSTRUCTION

                  The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.  TIME OF ESSENCE

                  With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         13.  GOVERNING LAW

                  This Agreement will be governed by the laws of the State of Maryland without regard to conflicts of laws principles.

         14.  COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

L.       DEFINITIONS

         The following terms, as used herein, have the following meanings:

         "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environmental Laws" shall mean all Legal Requirements pertaining to the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of "hazardous substances" or "hazardous materials", as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and other financial statements referred to in Section 3.4(b) were prepared.

         "Governmental Authorization" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body" shall mean any:

         a. nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         b. federal, state, local, municipal, foreign, or other government;

         c.   governmental  or   quasi-governmental   authority  of  any  nature
(including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         d. multi-national organization or body; or

         e. body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Legal Requirement" shall mean all applicable federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees.

         "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) Such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority)[and is not required to be specifically authorized by the parent company (if any) of such person]; and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Persons or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of businesses as such Person.

         "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Proceeding" shall mean any actual or threatened claim, action, suit, arbitration, audit, hearing, inquiry, litigation, proceeding, complaint, charge or investigation by or before any Governmental Body or arbitrator.

         "Representative" shall mean, with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

                  IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

WITNESS:                                     SELLERS:


  /s/                                        /s/ Michael Eberle
--------------------------                   ----------------------------------
                                             Michael Eberle

  /s/                                        /s/  David Moody
--------------------------                   ----------------------------------
                                             David Moody

  /s/                                        /s/ David Paton
--------------------------                   ----------------------------------
                                             David Paton

 /s/                                         /s/ Kay Eberle
--------------------------                   ----------------------------------
                                             Kay Eberle

ATTEST:                                      BUYER:

                                             CARNEGIE INTERNATIONAL CORPORATION


 /s/                                         By: /s/ Lowell Farkas
--------------------------                       ------------------------------
                                                 Lowell Farkas, President


                            ACKNOWLEDGMENT BY COMPANY

                PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC.

                  The undersigned officer acknowledges on behalf of Paramount International Telecommunications, Inc. that Paramount consents to the transfer effectuated herein.

                                             PARAMOUNT INTERNATIONAL
                                             TELECOMMUNICATIONS, INC.


 /s/                                         By: /s/
--------------------------                       ------------------------------

                         ACKNOWLEDGMENT OF ESCROW AGENT


                  In accordance with the terms of Section 3.1(c)(ii) hereof, Gershberg & Associates, LLC, hereby agrees to serve as escrow agent.

                                             GERSHBERG & ASSOCIATES, LLC



                                             By:   /s/ Richard L. Gershberg
                                                   ------------------------
                                                   Richard L. Gershberg, Member